BYLAWS OF

                         COMPUDYNE CORPORATION
                         ---------------------


                               ARTICLE I

                               OFFICES
                               -------

Section 1. Principal Office. The principal or registered office of the Company shall be located within the State of Nevada, at such place as the Board of Directors shall, from time to time, determine.

Section 2. Other Offices. The Company may also have offices at such other places as the Board of Directors may, from time to time, determine.

                              ARTICLE II

                         SHAREHOLDER'S MEETINGS
                         ----------------------

Section 1. Place of Shareholder's Meetings. All meetings of the shareholders of the Company shall be held at the principal office of the Company or at such other place as the Board of Directors or shareholders may, from time to time, determine.

Section 2. Annual Meeting. A meeting of the shareholders the corporation shall be held in each calendar year for the election of directors on such date and at such time as may be fixed by the Board of Directors.

At such annual meeting, there shall be held an election for a Board of directors to serve for the ensuing year and until their successors shall be duly elected.

Unless the Board of Directors shall deem it advisable, financial reports of the corporation's business need not be sent to the shareholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

Section 3. Special Meetings. Special Meetings of the shareholders, unless otherwise provided by law, by the Articles or these Bylaws, may be called at any time:

(a)By either the Chairman of the Board or Vice Chairman of the Board acting alone.

(b)When ordered by a majority of the Board of Directors.

(c)Whenever the holders of at least a majority in amount of the capital stock of the Company having voting power, issued and outstanding, shall make a demand in writing that a special meeting be called, which demand shall set forth the purpose for which the meeting is desired.

At any time, upon the written request of any person entitled to call a special meeting, as provided in (a), (b) or (c) hereof, it shall be the duty of the Secretary to call such meeting to be held at such time as the Secretary shall fix, not less than ten or more than sixty days after the receipt of such request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

Section 4.  Notice of Shareholders' Meetings.

(a)Annual Meetings. Notice shall be given of the time when, and place where, the Annual Meeting of the shareholders is to be held not less than ten nor more than sixty days prior to the meeting.

(b)Special Meetings. Except where otherwise specifically provided by law, notice shall be given of the time when, and place where, any special meeting of the shareholders is to be held not less than ten nor more than sixty days prior to the meeting.

(c)Such notices shall be signed in the name of the President or Vice President, or the Secretary or an Assistant Secretary of the Company and given to each shareholder entitled to notice, either personally or by sending a copy thereof through the mail, charges prepaid, to his address appearing on the books of the Company, or supplied by him to the Company for the purpose of notice. If notice is sent by mail, it shall be deemed to have been given to the person entitled thereto when deposited in the U.S. Mail. If no such address be given, notice deposited in the U.S. Postal Office, addressed to him at the City in which the general office is located, shall be sufficient. Notice shall specify the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes of the meeting.

Section 5. Quorum. The presence, in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 6. Voting. A list of the shareholders entitled to vote at a meeting, in alphabetical order, together with the last address given, if any, and the number of shares held by each shareholder, shall be kept by the Secretary and shall be available for inspection by the shareholders during usual business hours at the registered office of the Company at least five days before such meeting.

At all shareholders' meetings, shareholders entitled to vote may attend and vote either in person or by proxy. The proxies shall be in writing, signed by the shareholder or his duly appointed attorney-in-fact, and filed with the Secretary of the Company. Partnerships may sign in the name of the partnership and the signature of the firm by any member thereof shall be valid. Corporations may sign in the name of the corporation by a duly authorized officer thereof with the corporate seal duly affixed. No unrevoked proxy shall be valid after six months from the date of its execution, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be voted on after seven years from the date of its execution.

Except where otherwise specifically provided by law, by the Articles or by these Bylaws, all elections shall be taken by a viva voce vote, unless a share vote shall be demanded by any shareholder at the meeting and before the voting begins. If a share vote is required, the same shall be taken by ballot, and the record of the name of, and the amount of shares represented by, each party voting shall be made and certified to by the judge or judges of election (if appointed), and shall be kept on file in the archives of the Company.

At all elections the polls shall remain open for a half hour, unless every registered owner of shares entitled to vote shall have voted theretofore, in person or by proxy, or shall have waived the statutory provision.

Section 7. Informal Action by Shareholders. Except for the action required for increasing the stated capital or indebtedness of the Company, any action required or permitted to be taken at a meeting of the shareholders of the Company may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Company.

Section 8. Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint a judge or judges of election, who need not be shareholder(s), to act at such meeting or any adjournment thereof. If a judge or judges of election be not so appointed, the Chairman of the meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three and no candidate shall act as a judge. On request of the Chairman or any shareholder, the judge or judges shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 9. Adjournments. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors have been elected. Upon such adjournment, it shall not be necessary to give any notice of the adjournment meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. In the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 10. Order of Business. The order of business at the annual meeting of shareholders shall be substantially as follows, unless otherwise ordered by the shareholders present:

(a)  Date, place and time of meeting.
(b)  Organization of meeting.
(c)  Stock represented in person or by proxy.
(d)  Total shares entitled to vote.
(e)  Announcement of a quorum present.
(f)  Reading of minutes of previous meeting.
(g) List of shareholders presented approved as correct by Secretary.
(h)  Appointment of Judge(s) of Election, if any.
(i)  Opening of polls.
(j)  Presenting of reports.
(k)  Special resolutions.
(l)  Closing of Polls.
(m)  Reports of Judge(s) of Election, (if any).
(n)  Declarations of election of Directors.
(o)  Direction to Secretary for filing of documents presented.
(p)  Adjournment.

                              ARTICLE III

                               DIRECTORS
                               ---------

Section 1. Number and Term of Office. The business and affairs of the Company shall be managed and controlled by its Board of Directors. The number of directors of the Company shall be not less than three, nor more than eleven, the exact number of directorships to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. As used in this Section 1, "entire Board" means the total number of directorships then fixed.

A director need not be a shareholder of the Company.

Section 2. Place of Meeting. The Directors may hold their meetings and may have an office in such place or places within or without the Commonwealth of Nevada as the Board may, from time to time determine, or as may be designated in the notice calling the meeting.

Section 3. Organization Meeting. After the election of Directors, the newly elected Board may meet for the purpose of organization or otherwise:

(a)  Immediately following their election, or

(b) At such time and place as shall be fixed by the vote of the shareholders at the annual meeting, (and no notice of such meeting shall be necessary to the newly elected Directors in order to constitute a legal meeting, if a majority of the whole Board shall be present) or

(c) At such time and place as may be fixed by consent in writing of all of the Directors.

At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, it shall be the duty of the Board of Directors to elect the Executive Officers of the Company, under the provisions of these Bylaws.

Section 4. Regular Meeting. Regular meetings of the Board of Directors shall be held without notice at such time and place as shall be determined by a majority of the Board.

Section 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or Vice Chairman of the Board or by a majority of the Directors for the time being in office.

Section 6.  Notices of Meetings of Directors.
(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the usual time or place for holding such meetings.

(b) Special Meetings.At least three days' notice shall be given of the time when, and place where, any special meeting of the Directors is to be held, except as otherwise provided by law. Such notice shall be signed in the name of the Secretary or an Assistant Secretary of the Company and given to each Director, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, to his address appearing on the books of the Company or supplied by him to the Company for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the respective Directors when deposited in the U.S. Mail or with the telegraph office for transmission. Notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted. Such notice may be waived by each such Director. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where such Director attends such meeting for the express purpose of objecting to the transaction of any business because such meeting was not lawfully called or convened.

If a meeting of the Board of Directors is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 7. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at the meeting, at which a quorum is present, shall be the acts of the Board. One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and in such instance each Director so participating shall be deemed to be present at the meeting. If there be less than a quorum present, the majority of those present may adjourn the meeting from time to time and place to place.

Section 8. Informal Action by Directors. If all the Directors shall severally or collectively consent in writing to any action to be taken by the Company, such action shall be valid as a corporate action as though it had been authorized at a meeting of the Board of Directors.

Section 9. Order of Business. The order of business at all meetings of the Board of Directors (at which a quorum shall be present) shall be substantially as follows, unless otherwise determined by the Board.

(a)  Roll Call.
(b) Reading and action on approval of minutes of the preceding meeting of Directors.
(c)  Reports of Officers.
(d)  Unfinished business.
(e)  New business.

Section 10.  Powers.

(a) General Powers. The Board of Directors shall have all the powers and authority granted by law except such as may be specifically excepted by the Articles or by these Bylaws.
(b) Specific Powers. Without prejudice to the general powers conferred by the last preceding clause and the powers conferred by the Articles and Bylaws of the Company, it is hereby expressly declared that the Board of Directors shall have the following powers:
(1)To remove or suspend from office, at any time, by the affirmative vote of a majority of the whole Board of Directors, any officers, including the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any assistant officers, agents or servants, permanently or temporarily, as they may from time to time think fit, with or without cause; and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they shall think fit.


(2)To confer by resolution upon any elected officers of the Company, the power to choose, remove or suspend assistant officers, agents or servants.

(3)From time to time make and change rules and regulations, not inconsistent with these Bylaws, for the management of the Company's business and affairs.

(4) To purchase or otherwise acquire for the Company any property, rights or privileges which the Company is authorized to acquire, at such price and on such terms and conditions and for such consideration as they shall, from time to time, see fit.

(5) In their discretion to pay for any property or rights acquired by the Company, either wholly or partly in money or in stocks, bonds, debentures, notes or other securities of the Company.

(6) To borrow money for the Company and to create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

(7) To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute and do all duties and things as may be requisite in relation to any such trust.

(8) To determine who shall be authorized on the Company's behalf to sign bills, notes, receipts, endorsements, acceptances, checks, releases, contracts, and documents in cases not covered by these Bylaws.

(9) From time to time to provide for the management of the affairs of the Company, at home or abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the Company to any standing or special committee, or to any officer or agent, and to appoint any persons to be the agents of the Company, with such power (including the power to sub-delegate) and upon such terms as may be thought fit.

(10) To provide for the preparation of any financial reports that the Directors may deem advisable to be submitted to the shareholders and the employment, if the Directors deem advisable, of any accountant or certified public accountant for the purpose of preparing and verifying such reports.
(11) From time to time make contributions out of the Company's income in any taxable year, for the public or charitable purposes, in such amounts and for such purposes as may be determined upon.

Section 11. Committees of Directors. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the directors at a meeting at which a quorum is present, may designate three or more directors to constitute an executive committee, and may designate three or more directors to constitute other committees, and may designate or provide for the designation of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors may at any time change or remove the directors who shall serve as members or alternate members of any such committee.

The executive committee and any other committee shall have and may exercise all of the authority of the Board of Directors as shall be granted to the committee in the resolution or resolutions adopted by the Board of Directors establishing such committee or delegating specified authority of the Board of Directors thereto but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets if not made in the ordinary course of business, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation, electing or removing officers of the corporation or members of the committee, fixing the compensation of members of any committee and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Compensation of Directors. Directors may receive such reasonable compensation and reimbursement of expenses as the Board of Directors may from time to time determine. Directors may also be salaried officers or employees of the Company.

Section 13. Vacancies. In case there shall be any vacancy on the Board of Directors through death, resignation, removal, disqualification, or other cause except for a vacancy created or resulting from an increase in the number of directors, the remaining Directors, though less than a quorum, by the affirmative vote of a majority thereof, may fill such vacancy and each person so elected a Director shall hold office until the next annual meeting of the shareholders or any special meeting duly called for that purpose and held prior thereto, and until his successor shall be duly elected and qualified. Any vacancy created or resulting from an increase in the number of directors shall be filled by a vote of the shareholders of the Company.

                              ARTICLE IV

                               OFFICERS
                               --------

Section 1. General. The officers of the Company shall be a Chairman of the Board, a President, a Secretary and a Treasurer. If the Board of Directors chooses, it may elect a Vice Chairman and one or more Vice Presidents and one or more assistant officers at the annual meeting of the Board of Directors or at any other meeting of the Board of Directors held from time to time during the years.

Any two or more offices may be held simultaneously by the same person, except the offices of President and Secretary. Any officer, except the Secretary, may be elected or appointed as an Assistant Secretary, and any officer, except the Treasurer, may be elected or appointed as an Assistant Treasurer.

The aforesaid officers shall serve for the term of one year and until their successors are duly elected and qualified, unless removed from office by the Board of Directors during their respective tenures.

Subject to these Bylaws, the officers of the Company shall have such authority and shall perform such duties as, from time to time, may be prescribed by the Board of Directors. Each of the salaried officers of the Company shall devote such of his time, skill and energy to the business of the corporation as may be required by the Board of Directors.

Section 2. The Chairman of the Board. The Chairman of the Board shall call, set the agenda for and preside at all meetings of the Shareholders and the Board of Directors at which he is present and act for the' Board in all matters concerning its interests and the management of the business, affairs and property of the corporation and generally perform such duties and exercise such powers as may be directed or delegated to him by the Board of Directors from time to time; subject, however, to the limitations imposed by the laws of the Commonwealth of Nevada, these Bylaws, and the Board of Directors. The Chairman of the Board shall consult with and advise, as he deems appropriate, the Chief Executive Officer with respect to the business, affairs and property of the corporation and do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3. The Vice Chairman of the Board. The Vice Chairman of the Board shall act as assistant to and under the direction of the Chairman. In the event of the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform all the usual acts and duties, and have all the authority, of the Chairman of the Board.

Section 4. The President. The President shall be the chief executive officer of the Company and shall have general supervision of the business, affairs and property of the Company and over its several officers, subject, however, to the limitations imposed by the laws of the Commonwealth of Nevada, these Bylaws, and the Board of Directors. The President, whenever it may in his opinion be necessary, shall prescribe the duties for officers and employees of the Company whose duties are not otherwise defined. The President may appoint, suspend, and discharge employees and agents, and enter into contracts, agreements and obligations in the name and on behalf of the Company, unless otherwise ordered by the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board. He shall preside at all meetings of the shareholders and of the Board of Directors in the absence of the Chairman of the Board and Vice Chairman of the Board. By virtue of his office, he shall be a member of all committees. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Company may hold stock, and, at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised, if present. The Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons. The President from time to time shall consult with the Chairman of the Board with respect to the business, affairs and property of the corporation.

Section 5. Vice Presidents. The Vice President (or if there be more than one, then each Vice President) shall have such powers and perform such duties as may from time to time be assigned to him or them by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Vice President (or if there be more than one, then the Vice Presidents, in the order of their seniority and the Board of Directors may designate such seniority by such means as it may deem appropriate including a designation of seniority by conferring an appropriate title indicating seniority upon each respective Vice President), in the absence or disability of the President, shall perform all the usual acts and duties, and have all the authority, of the President.

Section 6. Treasurer - Powers and Duties. The Treasurer shall have the custody of all the funds and securities of the Company which may come into his hands. When necessary or proper, (unless otherwise ordered by the Board of Directors), he shall endorse on behalf of the Company for collection, checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Company. He shall sign all checks made by the Company, except when the Board of Directors shall otherwise direct. Whenever required by the Board of Directors, he shall render a statement of his cash account and shall enter regularly, in books of the Company to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Company. He shall at all reasonable times exhibit his books and accounts to any Director of the Company, upon application at the office of the Company during business hours, and he shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

Section 7. Controller - Powers and Duties. The Controller shall maintain adequate records of all assets, liabilities, and other financial transactions of the corporation and, in general, shall perform all the duties ordinarily connected with the office of Controller and such other duties as, from time to time, may be assigned to him by the Board of Directors or chief executive officer.

Section 8. Secretary - Powers and Duties. Unless otherwise ordered by the Board of Directors, the Secretary shall keep the minutes of all meetings of the Board of Directors , shareholders and all committees, in books provided for that purpose, and shall attend to the giving and serving of all notices for the Company. He shall have charge of and keep the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which books shall at all reasonable times be open to the examination of any Director,. upon application at the office of the Company during business hours. He shall in general perform all the duties incident to the office of Secretary, and he shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 9. Assistant Officers - Powers and Duties. Each assistant officer shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

Section 10. Vacancies. If any office or offices shall become vacant by reason of death, resignation, removal or suspension the Directors then in office, although less than quorum, may choose a successor or successors by a majority vote.

Section II. Delegation of Office. In case of the prospective absence of any officer of the Company, the Board of Directors may delegate the powers or duties of such officer to any other officer, or to any Director, for the time being.

                              ARTICLE V

                            CAPITAL STOCK
                            -------------

Section 1. Share Certificates. The shares of the Company shall be represented by share certificates, which shall be consecutively numbered and bound in one or more books and shall be issued in order therefrom. On the stub thereof opposite each such certificate shall be entered the name and address of the person or corporation owning such shares, together with the number of shares and the date of issue, and each certificate shall be receipted upon such stub.

The share certificates shall exhibit the holder's name and number of shares, and shall be signed by the President or a Vice President,and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. The share certificates shall be sealed with the corporate seal unless an engraved or printed facsimile thereof shall be represented thereon. Except as otherwise provided by the laws of the Commonwealth of Nevada, or the Articles or Bylaws of this Company, the form of the share certificate may be altered at any time by the Board of Directors.

The Company shall be entitled to treat the holder of record of any share certificate or certificates as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share certificate or certificates on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Nevada.

Section 2. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Company for the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 3. Lost Share Certificates. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give to the Company such bond of indemnity and with such surety as the Board of Directors shall determine, whereupon, in the discretion of the Board of Directors, a new share certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Dividends. The Directors, at any regular or special meeting, may declare dividends upon the shares of the Company, subject always to the provisions of the Articles, these Bylaws and the laws of the State of Nevada.

Before paying any dividend or making any distribution of profits, there may be set aside out of the net profits of the Company such sum or sums as the Directors from time to time shall deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall deem conducive to the interest of the Company.


                              ARTICLE VI

                           INSPECTION OF BOOKS
                           -------------------

The books of the Company may be inspected for specific and proper reasons, by persons entitled thereto, at such reasonable times and places as the Board of Directors, upon application by the persons desiring the inspection thereof, may determine.

                              ARTICLE VII

                            INDEMNIFICATION
                            ---------------

Section 1. Indemnification in Actions other than Those by or in the Right of the Company. Any person, who was or is a party or is threatened to be made a party to airy threatened, pending or completed action, suit or proceeding; whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason, at least in part, of the fact that he is or was a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled, without further action on his part or on the part of the Corporation, to indemnity from the Corporation from all expenses (including attorney's fees), judgments, fines, penalties costs, amounts paid in settlement and other payments, actually and reasonably incurred by him in connection with such threatened, pending or completed action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his conduct was unlawful. If a director or officer, or a former director or officer, is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding not only in his capacity as a shareholder or in any other capacity, and there is not a convenient way to separate out expenses incurred in such separate capacities, all of such expenses shall be indemnified against by the Corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 2. Indemnification in Action by or in Right of the Company. In addition, the Board of Directors may, in its discretion, indemnify any other person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that he is or was an employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines, penalties, costs, amounts paid in settlement and other payments, actually and reasonably incurred by him in connection with such threatened, pending or completed action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. Determination of Right to Indemnification. To the extent that any person referred to in Section 1 or 2 of this Article VII incurs any expenses, judgments, fines, penalties costs, payments in settlement or other payments in connection with a final adjudication of liability, conviction, plea of nolo contendere or its equivalent, or settlement prior to any adjudication on the merits of any threatened, pending or completed action, suit or proceeding, indemnification shall be made by the Corporation only upon a determination in specific case that such person acted in accordance with the applicable standards of conduct set forth in Section 1 or 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, if obtainable and such a quorum so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In all other cases such person shall be deemed to have acted in accordance with the applicable standards of conduct set forth in
Section 1 or 2 and no such determination need be made as a condition precedent to indemnification by the Corporation.

Section 4. Advances. Advances may be made by the Corporation against any costs, fees or other expenses as, and upon the terms, determined by the Board of Directors, upon receipt of an undertaking by or on behalf of the person receiving such advances to pay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Section 5. Applicability. In the event of any amendment or repeal of this Article VII, the persons entitled to indemnification hereunder nevertheless shall be entitled to its benefits as to any act or events which occurred during the period during which it was in effect. All rights provided by this Article VII shall inure to the benefit of the heirs, executors or administrators of any person entitled to indemnification hereunder. The foregoing right of indemnification shall exist whether or not a director, officer, employee or agent continues to be such at the time any expenses, fees, judgments, fines, penalties or costs are incurred or any claims or liabilities arise or any settlement is effected and whether the act or omission, upon which such claim or liabilities are or are alleged to be based, occurred prior to or subsequent to the adoption of this Article VII.

Section 6. Insurance. The Board of Directors may, in its discretion, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not such person would be entitled to indemnity and whether or not the Company has power to indemnify him under the provisions of this Article VII.

                              ARTICLE VIII

                               FISCAL YEAR
                               -----------

The fiscal year of the Company shall end on the 31st day of December in each year.

                                ARTICLE IX

                                AMENDMENTS
                                ----------

The shareholders entitled to vote thereon, shall have the power to alter, amend or repeal these Bylaws, by a majority vote, at any regular or special meeting, duly convened after notice to the shareholders of such purpose.

The Board of Directors, by a majority vote of the members thereof, shall have the power to alter, amend or repeal these Bylaws, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the shareholders to change such action.
ARTICLE X

Sections 78.378 to 78.3793, inclusive, of the Nevada General Corporation Law entitled "Acquisition of a Controlling Interest" shall not be applicable to the Company.









A:\NVBYLAW3.CLN - 7/96
Amendment #1 -  1/28/97